International Battery Metals Ltd. Reports First Quarter of Fiscal Year 2027 Financial Results

Continued Advancement Towards Commercial Positioning of Modular Direct Lithium Extraction (DLE) Technology

Vancouver, British Columbia & Houston, Texas--(BUSINESS WIRE)-- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today reported financial results for its first quarter of fiscal 2027, ended June 30, 2026.

Garrett Galloway, Interim Chief Executive Officer of IBAT, commented:

"First off, I want to thank Joe Mills for everything we accomplished over the past year and a half. Under Joe's leadership, IBAT stabilized the business, built out a strong execution team, and ran testing programs that proved out our technology across various different brines and regions. We also defined our flowsheet and exactly where IBAT fits in, and what counterparties are right for our application and strategy. Importantly, we also moved key initiatives forward that will carry us from the lab to the field.

"My focus is the next step, taking that work and putting our technology into the field. I've been leading the counterparty conversations for the past year, so this transition doesn't change where we're headed or how we get there. The technical and operational teams have not changed and are ready for execution. We're actively pursuing opportunities in the Smackover, the Middle East and Argentina. The market remains supportive and resource owners are engaging more in evaluating potential projects and DLE."

First Quarter Fiscal Year 2026 Business Highlights

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Continued brine testing and technical evaluation activities with prospective customers in the United States, the Middle East and Argentina;
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Actively pursued commercial opportunities to deploy the existing modular DLE plant in the Smackover and the Middle East;
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Implemented a disciplined cost structure while prioritizing customer engagement and proposal development;
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Continued positioning IBAT's modular DLE technology as a scalable component within a broader lithium production flowsheet with additional resource owners in the Smackover and other North American locations.

First Quarter Financial Highlights (fiscal year 2027 versus fiscal year 2026)

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Revenue: $120 thousand compared to $7 thousand, reflecting service revenue from brine testing activities.
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Operating Costs (excluding depreciation): $0.4 million compared to $0.6 million.
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Selling, General and Administrative Expenses (excluding depreciation): $1.8 million compared to $2.3 million.
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Operating Income/Loss: loss of $2.9 million compared to $3.6 million.
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Change in Fair Value of Warrant Liability: gain of $2.9 million compared to $5.3 million in the prior year.

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Net Income/(Loss) and Basic and Diluted Earnings Per Share (EPS): net loss of $28 thousand, or $0.00 basic and diluted earnings per share, compared to net income of $1.7 million, or $0.01 basic and diluted earnings per share.

Conference Call Information

The Company will host a conference call tomorrow, Thursday, August 13, 2026, at 11:00 a.m. Eastern Time to discuss financial and operational results.

Dial-in and Webcast Information

Date/Time: Thursday, August 13, 2026, at 11:00 a.m. Eastern Time

Toll-Free (North America): +1 (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 1630864

Webcast Link: https://app.webinar.net/d3e8yX6Wrnx

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1(609) 800-9909

Conference Call ID: 1630864#

Expiration: Thursday, August 27, 2026, 11:59 p.m. CST.

About International Battery Metals Ltd.

International Battery Metals Ltd. is a direct lithium extraction technology company focused on advancing the development of lithium from brine resources. The Company delivers a proprietary DLE process through a modular plant design and architecture built around its media and column systems. Depending on customer requirements, IBAT integrates its DLE process into existing customer flowsheets or specifications or delivers a full flowsheet solution using its proprietary DLE design in conjunction with strategic partnerships. With operational field deployment experience, International Battery Metals is positioned to support the next phase of lithium project development as global battery demand continues to expand. The Company is headquartered in Houston, Texas.

Special Note Regarding Forward-Looking Statements

This press release and our earning call include information regarding the Company’s future financial and operational performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Section 21E of the Exchange Act and forward-looking information within the meaning of Canadian provincial and territorial securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. All statements other than statements of historical fact included in this quarterly report regarding the prospects of the Company’s industry or its prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “plans,” “expects,” “does not expect,” “is expected,” “look forward to,” “budget,” “scheduled,” “estimates,” “forecasts,” “will continue,” “intends,” “the intent of,” “have the potential,” “anticipates,” “does not anticipate,” “believes,” “should,” “should not,” or variations of such words and phrases that indicate that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “be taken,” “occur,” “be achieved,” or the negative of these terms or variations of them or similar terms and include, without limitation, statements regarding our expectations or beliefs regarding:

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our expectations regarding industry demand for lithium;
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our beliefs regarding demand for our current MDLE Plant and MDLE Plant technology;
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our strategies for attracting customers and deploying our MDLE Plant; and
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our expectations regarding the amount and timing of our future financing requirements and fund raising process.

Our forward-looking statements, included in this quarterly report and elsewhere, represent management’s expectations as of the date that they are made and we undertake no obligation to update these statements. Our forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include those risks set forth in our SEC filings and risks related to:

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industry demand and market prices for lithium;
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our ability to attract and negotiate a definitive agreement with a customer for our current MDLE Plant;
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our ability to customize the MDLE Plant to meet the needs of a customer, including our ability to fund such customizations;
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our ability to protect our intellectual property rights in our technology;
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the success or failure of management’s efforts to continue to develop the next generation of our MDLE Plant technology;
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rapid technological change that could cause our technology to become obsolete or not cost-effective;
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the loss of key members of our management team;
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our ability to expand in existing and new markets; and
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our ability to obtain adequate or timely funding to operate our business and meet our future capital expenditure requirements.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

International Battery Metals Ltd.

Condensed Consolidated Balance Sheets

As of June 30, 2026 and March 31, 2026

(In thousands)

	June 30,	March 31,
	2026	2026
	(Unaudited)
Assets
Current assets
Cash	$9,441	$9,187
Accounts receivable, net	58	90
Supply inventory	1,061	1,061
Other current assets	245	251
Total current assets	10,805	10,589

Plant and equipment, net	26,341	26,842
Intangible assets, net	1,921	2,190
Right of use asset	116	141
Total assets	$39,183	$39,762

Current liabilities
Accounts payable	$187	$395
Accrued liabilities	489	892
Lease obligation, current	100	99
Total current liabilities	776	1,386

Warrant liability	9,790	9,968
Lease obligation, long-term	20	44
Total liabilities	10,586	11,398

Commitments and contingencies (Note 15)

Shareholders' equity
Share capital, no par 378,001 and 343,033 common shares issued and outstanding, respectively, as of June 30, 2026 and March 31, 2026, respectively	68,069	67,808
Accumulated deficit	(39,472)	(39,444)
Total shareholders' equity	28,597	28,364
Total liabilities and shareholders' equity	$39,183	$39,762

International Battery Metals Ltd.

Condensed Consolidated Statements of Income (Loss)(Unaudited)

For the Three Months and Years Ended June 30, 2026 and 2025

(In thousands, except per share amounts)

	Three Months Ended June 30,
	2026	2025
REVENUE
Service	$120	$7
Total Revenue	120	7

COST OF REVENUE
Cost of revenue	3	1
Gross margin	117	6

OPERATING COSTS AND EXPENSES
Operating costs, excluding depreciation	409	600
Selling, general and administrative expenses, excluding depreciation	1,843	2,277
Amortization of intangible assets	269	269
Depreciation	503	498
Operating loss	(2,907)	(3,638)
Change in fair value of warrant liability	2,883	5,323
Other income (loss)	(4)	3
Net income (loss) before income tax provision	(28)	1,688
Net income (loss)	$(28)	$1,688

Net income (loss) per share, basic	$(0.00)	$0.01
Net income (loss) per share, diluted	$(0.00)	$0.01

Weighted average shares outstanding, basic	361,957	271,055
Weighted average shares outstanding, diluted	361,957	277,424